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                                                                   EXHIBIT 10.23

                      ADDENDUM NO. 1 TO SUBLEASE AGREEMENT

This Addendum No. 1 (the "Addendum") dated as of September 1, 2003, is made and entered into by and between TriPath Imaging, Inc., a Delaware corporation (as the Successor in interest to AutoCyte, Inc., as the Successor in interest to Neopath, Inc.) ("Sublandlord") and Antioch Bible Church ("Subtenant") with reference to the Sublease Agreement (the "Sublease") dated August 31, 1999 originally entered into between Sublandlord and Subtenant. All terms defined in the Sublease shall have the same meanings when used in this Addendum with initial letters capitalized.

WHEREAS, Subtenant is in arrears to Sublandlord for about 3 months' Rent under the Sublease and desires some additional time to pay Sublandlord the amount in arrears; and

WHEREAS, Sublandlord is willing to grant Subtenant additional time to pay the amount in arrears provided that certain terms and conditions are met.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Sublandlord and Subtenant hereby agree as follows:

1. Section 1 of the Sublease shall be amended as follows: Add the following text as the second sentence: "Sublandlord shall have the right at any time during the Term to utilize between 3,000 and 5,000 square feet of the warehouse portion of the Premises for the Sublandlord's own use at no cost to Sublandlord, subject to a mutually agreed upon plan for access and security."

2.       Section 4.2 (a) of the Sublease shall be amended as follows:
         Period:                                 Base Monthly Rent:

         October 1, 1999 - December 31, 2002     $28,000.00
         January 1, 2003 - August 31, 2003       $28,000.00 plus Consumer Price
                                                 Increase
         September 1, 2003 - December 31, 2004   $25,000.00*

         * The Base Monthly Rent shall include the Operating Expenses as defined in Section 5 of the Sublease and further defined in Section 4 of the Master Lease.

3. Subtenant acknowledges and agrees that it owes Sublandlord $107,044 for past due Rent through August 31, 2003 under the Sublease. In consideration of Sublandlord agreeing not to bring an action against Subtenant for failure to pay the Rent in accordance with the terms of the Sublease, Subtenant agrees to pay Sublandlord $7,136.27 per month starting September 1, 2003 through December 31, 2004 with payments to be made in accordance with Section 4.1 of the Sublease. Notwithstanding the foregoing, in the event that Subtenant defaults on 4 monthly past due Rent payments, Subtenant shall pay Sublandlord immediately on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Subtenant's default.

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The Sublease, as amended by this Addendum, shall remain in full force and effect in accordance with its terms. The Sublease is and shall be at all times subject to and subordinate to the Master Lease.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

SUBTENANT:                                SUBLANDLORD:
Antioch Bible Church                      TriPath Imaging, Inc.

By: /s/ Simon Shoubridge                  By: /s/ James D. Everhart
   -----------------------------             ---------------------------------

Its: Financial Manager                    Its: Director of Finance and Treasurer
    ----------------------------              ----------------------------------

Date: November 1, 2003                    Date: November 1, 2003
     ---------------------------               --------------------------------

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STATE OF WASHINGTON                      )
                                         )ss
COUNTY OF KING                           )

         On this 25 day of November, 2003, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Simon Shoubridge, to me known to be the Financial Manager of Antioch Bible Church, the Addendum No. 1 that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said Antioch Bible Church, for the uses and purposes therein mentioned, and on oath stated that S.S. is authorized to execute the said instrument.

         WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

                                            /s/ Anna Olene Rowe
                                            ------------------------------------
                                            Print Name: Anna Olene Rowe
                                                       -------------------------
                                            NOTARY PUBLIC in and for the
                                            State of Washington,
                                            residing at Redmond.
                                            My commission expires: 9/11/2007

STATE OF _______________________         )
                                         )ss
COUNTY OF _____________________          )

         On this ________ day of ______________________, 20____, before me, the undersigned, a Notary Public in and for the State of __________________________, duly commissioned and sworn, personally appeared ___________________________________, to me known to be the
____________________________ of ____________________________________, the
____________________________________ that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said ________________________________, for the uses and purposes therein mentioned, and on oath stated that ____ is authorized to execute the said instrument.

         WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

                                            ------------------------------------
                                            Print Name: ________________________
                                            NOTARY PUBLIC in and for the
                                            State of __________________________,
                                            residing at _______________________.
                                            My commission expires: _____________